[BLUE STRIPE]
                                  WARNER-LAMBERT COMPANY
            PROXY FOR THE ANNUAL MEETING TO BE HELD AT 10:30 O'CLOCK, EASTERN
                  DAYLIGHT SAVING TIME, TUESDAY MORNING, APRIL 26, 1994.
          THE PARSIPPANY HILTON HOTEL, ONE HILTON COURT, PARSIPPANY, NEW JERSEY






P             Melvin  R. Goodes, Lodewijk  J. R. de Vink  and Ernest J. Larini
R         and each  of  them, with  full  power of  substitution,  are  hereby
O         authorized  to represent  and to  vote and  act with  respect to all
X         stock of the undersigned  at the Annual  Meeting of Stockholders  of
Y Warner-Lambert Company on April 26, 1994, and any adjournment or adjournments thereof, as designated herein upon the proposals set forth herein and, in their discretion, upon such other matters as may properly be brought before the meeting.

          Nominees for election to the Board of Directors:   Change of Address

B. C. Ames, D. C. Clark, L.J.R. de Vink,                        -----------------------------------------
J. A. Georges, M. R. Goodes, W. H. Gray III,                    -----------------------------------------
W. R. Howell, L. D. Leffall, Jr., P. S.  Longe,                 -----------------------------------------
L. G. Rawl, P. S.  Russell, M. I. Sovern and J.D. Williams      -----------------------------------------
                                                               (If you have written in the above space,
                                                               please mark the corresponding box on the
                                                               reverse side of this card)

PLEASE  VOTE, SIGN  AND DATE  THIS PROXY AND  RETURN IT  PROMPTLY IN THE
ENCLOSED ENVELOPE.  NO  POSTAGE IS  REQUIRED  IF MAILED  IN  THE  UNITED
STATES.
                                                        SEE REVERSE SIDE

 [x]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                            0110

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION. When properly executed it will be voted as directed by the stockholder but, unless otherwise specified, it will be voted FOR the election of Directors, FOR proposal (2) and AGAINST proposal (3).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE                                THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL (2).                     AGAINST PROPOSAL(3).
1.Election of   FOR  WITHHELD  2.Price Waterhouse   FOR  AGAINST  ABSTAIN  3.Proposal relating to   FOR  AGAINST  ABSTAIN
  Directors.                      as independent                             directors'
                                  accountants                                compensation
  (see reverse).


For, except vote withheld from the following nominee(s):                                PLEASE SEND AN ADMITTANCE CARD.
- -------------------------------------------------------

                                                                                        CHANGE OF ADDRESS ON REVERSE SIDE.

                                                                                        NOTE: Please  sign exactly  as  name
                                                                                        appears  hereon. Joint owners should
                                                                                        each sign. When signing as attorney,
                                                                                        executor, administrator, trustee  or
                                                                                        guardian,  please give full title as
                                                                                        such.









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